UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 4, 2010

Commission File Number 1-7107

LOUISIANA-PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)

414 Union Street, Suite 2000, Nashville, TN 37219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 986-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On November 5, 2010, Louisiana-Pacific Corporation (“LP”) and certain of its subsidiaries entered into a third amendment (the “Third Amendment”), dated November 5, 2010, to its loan and security agreement (the “Revolving Credit Agreement”), dated March 10, 2009, with the lenders party thereto and Bank of America, N.A., as administrative agent. Among other changes, the Third Amendment: (1) reduced the commitment fees, letter of credit fees and interest rates payable under the Revolving Credit Agreement; and (2) increased LP’s flexibility to make certain acquisitions and investments and to prepay certain intercompany loans. In addition, the Third Amendment modified the financial covenant that requires LP to maintain a fixed charge coverage ratio (as defined in the Revolving Credit Agreement) of 1.10 to 1.00 so that such covenant is only required to be maintained if LP’s total excess availability (as defined in the Revolving Credit Agreement) is less than $15 million. Previously, LP was required to maintain such covenant if total excess availability, plus any borrowing base capacity in excess of the $100 million of lender commitments (up to $20 million), was less than $50 million. A copy of the Third Amendment is attached hereto as Exhibit 10.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 4, 2010, LP eliminated the position of Corporate Controller and reassigned the duties associated with that position within LP’s accounting organization. In connection with the elimination of this position, Jeffrey D. Poloway ceased to serve as LP’s principal accounting officer as of such date.

Effective November 4, 2010, LP’s Board of Directors named Becky Barckley, 47, LP’s Principle Accounting Officer. Ms. Barckley has served as LP’s Controller–Financial Reporting since 1999.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

On November 4, 2010, the Company amended its Bylaws to increase the mandatory retirement age for directors from 72 to 75. A copy of the amended Bylaws is attached hereto as Exhibit 3.2.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits:

Exhibit Number	Description

3.2	Bylaws of Louisiana-Pacific Corporation, dated November 5, 2010.

10.1	Third Amendment to Loan and Security Agreement, dated November 5, 2010, among the Company, certain of its subsidiaries, the lenders party thereto and Bank of America, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ CURTIS M. STEVENS
Curtis M. Stevens
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: November 9, 2010

Exhibit Index

Exhibit Number	Description

3.2	Bylaws of Louisiana-Pacific Corporation, dated November 5, 2010.

10.1	Third Amendment to Loan and Security Agreement, dated November 5, 2010, among the Company, certain of its subsidiaries, the lenders party thereto and Bank of America, N.A., as administrative agent.